Exhibit 99.1

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

ANNOUNCES OFFER TO ACQUIRE UK-BASED SCAPA GROUP PLC, BEST-IN-CLASS INNOVATION, DESIGN, & MANUFACTURING SOLUTIONS PROVIDER

FOR HEALTHCARE & INDUSTRIAL MARKETS

•	SIGNIFICANT EXPANSION OF SWM’S CORE COMPETENCIES’, COMBINED WITH NEW CAPABILITIES, TO BRING CUSTOMERS A MORE COMPREHENSIVE SUITE OF SOLUTIONS

•	WITH THE ACQUISITION, ANNUALIZED ADVANCED MATERIALS SEGMENT SALES APPROACHING $1 BILLION, ENHANCING SWM’S LONG-TERM GROWTH

•	INVESTOR CALL SCHEDULED FOR JANUARY, 27 AT 11:00 AM ET

ALPHARETTA, GA, JANUARY 27, 2021 – Schweitzer-Mauduit International, Inc. ("SWM" or the "Company") (NYSE: SWM) today announced that it has reached an agreement with the Board of Scapa Group, Plc (“Scapa”) (LSE: SCPA) on the terms of a recommended cash offer (to be made by SWM’s wholly owned indirect subsidiary) for the acquisition of the entire share capital of Scapa, a UK-based innovation, design, and manufacturing solutions provider for healthcare and industrial markets. Pursuant to the terms of the offer, Scapa's shareholders will be entitled to receive 210 pence in cash for each Scheme Share. Based on Scapa’s closing share price of £1.77 and the exchange rate of US$1.37:£1 on January 26, 2021, the transaction implies an equity value of approximately £402.9 million, or $551.9 million (see additional financial data below). The transaction is anticipated to be completed in the second quarter of calendar 2021.

Scapa Highlights

•	Best-in-class innovation, design, manufacturing and solutions for specialty healthcare and industrial applications

•	Fiscal Year 2020 (ended March 31, 2020) statutory revenue of £320.6 million, or $407.1 million, with 47% from Healthcare (£152.0 million, $193.0 million) and 53% from Industrial markets (£168.6 million, $214.1 million)

•	Fiscal Year 2020 reported EBITDA of £39.7 million, or $50.4 million (see additional financial data below)

Strategic Commentary

SWM CEO Dr. Jeffrey Kramer, “We are very excited to announce our proposed acquisition of Scapa, which significantly enhances our position as a leading provider of performance materials for attractive specialty applications. Scapa advances our successful valued-added solutions strategy and enhances our ability to solve our customers’ toughest innovation challenges by adding a fully integrated model with complementary capabilities. These offerings range from adhesive formulations and product design through converting finished products. This transaction also enhances our growth profile, with nearly 65% of our combined revenues generated from growing end-markets.”

“We are enthusiastic about adding Scapa’s best-in-class global healthcare solutions platform to our already substantial presence, giving SWM immediate critical mass in the growing medical materials space. Together with Scapa, we will offer a comprehensive suite of products focused on skin-friendly specialty applications like advanced woundcare, wellness, and medical device fixation, in addition to our existing portfolio of medical products. Scapa also brings a robust and profitable set of industrial tapes used in construction, transportation, consumer, and industrial end-markets, complementing our existing business.

Like SWM, Scapa has significant capabilities and scale in key specialty applications and a well-recognized brand portfolio. With Scapa’s industrial business as part of SWM’s diversified AMS segment, we see potential to leverage our combined sales and distribution reach.”

Heejae Chae, CEO of Scapa, added “The Scapa team has worked tirelessly to build our brand to be globally recognized as an innovative, solutions-driven partner for outsourced product development and manufacture. The expansion into healthcare markets, from our initial focus on the industrials space, has significantly broadened our reach and has brought new strategic partnerships, many of which are with blue-chip companies. As another multinational producer for outsourced performance materials, SWM has been on a similar journey to us, also extending into healthcare markets having initially been focused on customers in the industrials sector. We believe the combination of our complementary businesses will bring benefits to all stakeholders. We see these not only resulting from increased scale, but also from an increased ability to cross-sell products across our respective client bases, as well as an increased potential to enhance inorganic growth from within a larger group. We believe the enlarged business will also provide greater career development opportunities for employees.”

Dr. Kramer concluded, “We are further enthusiastic about welcoming the Scapa people into SWM and are excited to add their deep industry, materials, and manufacturing experience to our organization. We will learn from each other and work together to support our expanded customer base through a deep commitment to our shared values of innovation, customer focus, and operational excellence. We look forward to closing the transaction, capitalizing on the growth opportunities ahead, and creating value for our customers, employees, and shareholders.”

Transaction & Financial Highlights

•	Forward comment restrictions: Scapa is a company subject to the jurisdiction of the UK Panel on Takeovers and Mergers and the City Code on Takeovers and Mergers (the “Code”). Under the Code, SWM is restricted in its ability to disclose any material new information or significant new opinions relating to SWM, Scapa or the offer for Scapa that has not previously been announced to the market in the UK via a Regulatory Information Service.

•	Expected accretion: SWM expects to provide accretion and other acquisition-related financial guidance for 2021 and 2022 following the close of the transaction

•	Scapa’s reported financial data:

Scapa reported FY2020 (ended March 31, 2020) statutory revenue of £320.6 million, or $407.1 million, and FY2020 EBITDA of £39.7 million, or $50.4 million

Recently reported statutory financial data (reported in GBP and converted to USD) includes:

	FY2020	1H:FY21	1H:FY20	FY2020	1H:FY21	1H:FY20
Revenue	£ 320.6	£ 122.0	£ 160.8	$ 407.1	$ 155.2	$ 201.0
Trading Profit	£ 27.8	£ 5.5	£ 14.2	$ 35.3	$ 7.0	$ 17.7

1 GBP/USD conversion rate of 1.37 applied to the transaction value

2 Average GBP/USD conversion rates of 1.270 applied to FY 2020, 1.272 applied to 1H:FY21, and 1.250 applied to 1H:FY20

3 £39.7 million EBITDA reported as trading profit before exceptional items, acquisition costs, amortization of intangible assets and legacy pension costs and depreciation

4 Scapa reported FY2020 continuing revenue of £313.3 million, or $397.8 million, 1H:FY21 continuing revenue of £118.3 million, or $150.5 million, and 1H:FY20 continuing revenue of £157.2 million, or $196.5 million

5 Scapa reported FY2020 continuing trading profit of £20.5 million, or $26.0 million, 1H:FY21 continuing trading profit of £1.9 million, or $2.4 million, and 1H:FY20 continuing trading profit of £10.6 million, or $13.2 million

5 Revenue and trading profit on a continuing basis are non-UK GAAP/IFRS measures, which equal statutory (UK GAAP/IFRS) figures less £7.2 million (on annual basis) non-cash impact of IFRS 15 provision release

Public documents regarding Scapa’s financial performance can be found at https://www.scapa.com/Investor/InvestorInformation

•	Financing: The consideration payable pursuant to the transaction, and expenses, including debt refinancing costs payable in connection with the transaction, will be financed by way of an upsizing of SWM’s existing syndicated debt facilities including a newly issued Term Loan B which has been underwritten by J.P. Morgan Chase Bank, N.A.

•	Leverage: At close, net debt to EBITDA for the purposes of the Company’s credit facility is estimated to be between 4.0x and 4.5x and is expected to steadily decline thereafter. The Company expects its credit facility covenants will be amended in conjunction with the transaction with net debt to EBITDA covenants of 5.50x as of the end of 2021 and 4.75x as of the end of 2022

Conference Call

SWM will hold a conference call to discuss this transaction with investors and analysts at 11:00 a.m. eastern time on January 27, 2021. You are invited to listen to the company's conference call that will be broadcast live over the Internet.

Where: http://www.swmintl.com

This link gives participants access to the live and/or archived event.

https://edge.media-server.com/mmc/p/q2wemha8

Call Participants -	U.S. and Canada	(877) 445-2849 (ID 8880856)
	International	(631) 291-4808

An operator will prompt participants to provide name, company name and phone number. For technical difficulties, press *0 and an operator will assist you.

Listen-only mode - Live over the Internet - Simply log on to the web at the address above and follow the instructions set out on the Home page or in the Investor Relations section.

To listen to the live call, please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software. If delays are experienced dialing in to the investor call, please use the webcast link. For those unable to listen to the live broadcast, a replay will be available on the website shortly after the call.

Replay information -	U.S. and Canada	(855) 859-2056 (ID 8880856)
	International	(404) 537-3406

Investor Materials

For more information on the transaction, please visit https://ir.swmintl.com/update-disclaimer to access the Rule 2.7 Announcement made in accordance with applicable UK regulations in connection with transaction (which includes the key information that is included in this announcement) and a presentation with additional details about Scapa’s products and capabilities and strategic rationale for the acquisition. The presentation is also attached as an exhibit to the 8-K filed in conjunction with this release. We strongly encourage you to read the Rule 2.7 Announcement; this announcement is not a summary of the Rule 2.7 Announcement and should not be regarded as a substitute for reading the Rule 2.7 Announcement in full.

Advisers

J.P. Morgan Securities LLC and its affiliate J.P. Morgan Securities plc, which conducts its UK investment banking business as J.P. Morgan Cazenove, is serving as financial adviser and King & Spalding International LLP is acting as the legal adviser to SWM. Jefferies International Limited is acting as financial adviser and DLA Piper UK LLP is acting as legal adviser to Scapa.

Other

Capitalised terms used in this announcement have the meaning given to them in the Rule 2.7 Announcement. Any person interested in securities of SWM or Scapa is encouraged to consult their professional advisors.

About SWM

SWM is a leading global performance materials company. Our highly engineered films, nets, nonwovens and papers are designed and manufactured using resins, polymers, and natural fibers for a variety of industries and applications. We provide our customers with essential components that enhance the performance of their products. End markets served include filtration, transportation, infrastructure and construction, medical, industrial, tobacco, energy, food services and home décor. SWM and its subsidiaries manufacture on four continents, conduct business in over 80 countries and employ approximately 3,700 people worldwide. For further information, please visit SWM’s website at www.swmintl.com.

About Scapa

Scapa is listed on AIM and is the parent company of a diversified Healthcare and Industrial group focused on bringing best-in-class innovation, design and manufacturing solutions to its customers.

Healthcare

Scapa Healthcare is a trusted strategic partner to many of the world’s leading companies in Advanced Wound Care, Consumer Wellness and Medical Device Fixation. Scapa Healthcare has significant capabilities and scale in skin technology for healthcare companies. Its products are typically disposables and consumables which are stand-alone products or components of a medical device system. For further information, please visit www.scapahealthcare.com

Industrial

Scapa Industrial adhesive based innovative bonding solutions are designed with specific technical requirements to differentiate technologies and positions in core markets, primarily: Construction, Consumer, Cable, Automotive and Specialty.

For further information, please visit www.scapaindustrial.com

Forward-Looking Statements –

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, federal securities laws, and other applicable laws, that are subject to the safe harbor created by such laws and other legal protections. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts.  Forward-looking statements include, without limitation, those regarding 2020 guidance and future performance, sales and volume trends, growth prospects, diversification efforts of our AMS segment, future results of AMS operations, and other statements generally identified by words such as "anticipate", "target", "expect", "estimate", "intend", "plan", "goal", "believe", "aim", "will", "may", "hope", "continue", "would", "could" or "should" or other words of similar meaning or the negative thereof.

These forward-looking statements are made only as of the date of this press release. They are prospective in nature and note based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which our business shall operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. No assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this press release. We undertake no obligation, nor have any intention, except as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In addition, forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties (some of which are beyond the Company’s control) and assumptions that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among other things, those set forth in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2019, which can be found at the SEC’s website www.sec.gov, as well as the following factors:

•	The integration of Scapa with SWM may not be successful or anticipated benefits from the transaction may not be realized

•	The effect of the announcement of the Transaction on our business relationships, operating results and business generally

•	The occurrence of any event or other circumstances that could give rise to the termination of the Transaction, or the failure to satisfy conditions to completion of the Transaction, including the receipt of all required regulatory approvals

•	Risks associated with the implementation of our strategic growth initiatives, including diversification, and the Company's understanding of, and entry into, new industries and technologies;

•	Changes in the source and intensity of competition in our market segments;

•	Increases in input costs and lack of availability of such materials could impact the sales and profitability of our products;

•	Adverse changes in the market sectors Scapa serves impacting key AMS segment customers;

•	Changes in the discount rates, revenue growth, cash flow growth rates or other assumptions used by the Company in its assessment for impairment of assets and adverse economic conditions or other factors that would result in significant impairment charges;

•	The failure of one or more material suppliers to supply materials as needed to maintain our product plans and cost structure;

•	Risks associated with acquisitions or other strategic transactions, including acquired liabilities and restrictions, retaining customers from businesses acquired, achieving any expected results or synergies from acquired businesses, complying with new regulatory frameworks, difficulties in integrating acquired businesses or implementing strategic transactions generally and risks associated with international acquisition transactions, including in countries where we do not currently have a material presence; and

•	Other factors described elsewhere in this document and from time to time in documents that we file with the SEC.

Non-GAAP Financial Measures

Financial information relating to Scapa included in this press release has been or will have been prepared in accordance with IFRS and may not therefore be comparable to the financial information of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.

Certain financial measures and comments contained in this press release exclude restructuring and impairment expenses, certain purchase accounting adjustments related to AMS segment acquisitions, interest expense, the effect of income tax provisions and other tax impacts, capital spending, capitalized software costs, loss from discontinued operations, and depreciation and amortization. This press release also provides certain information regarding the Company's financial results excluding currency impacts. This information estimates the impact of changes in foreign currency rates on the translation of the Company's current financial results as compared to the applicable comparable period and is derived by translating the current local currency results into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. Financial measures which exclude or include these items have not been determined in accordance with accounting principles generally accepted in the United States (GAAP) and are therefore "non-GAAP" financial measures. Reconciliations of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP are included in the financial schedules attached to this release.

The Company believes that the presentation of non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency on the information used by the Company’s management in its financial and operational decision-making. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates the Company's financial performance. Management believes that providing this information enables investors to better understand the Company’s operating performance and financial condition. These non-GAAP financial measures are not calculated or presented in accordance with, and are not intended to be considered in isolation or as alternatives or substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared and presented in accordance with GAAP. The non-GAAP financial measures used in this release may be different from the measures used by other companies.

SOURCE SWM:

CONTACT

Mark Chekanow

Director of Investor Relations

+1 770 569 4229

Web site: http://wwwswmintl.com